Exhibit 2(b)(4)
ELAN FINANCE PUBLIC LIMITED COMPANY
ELAN FINANCE CORP.
RESTRICTED GLOBAL 8.875% SENIOR FIXED RATE NOTES DUE 2013
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
THIS NOTE AND THE GUARANTEES ON THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THE NOTES AND THE GUARANTEES ON THE NOTES WERE ISSUED. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ELAN FINANCE PUBLIC LIMITED COMPANY, ELAN FINANCE CORP., ELAN CORPORATION, PLC OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ELAN FINANCE PUBLIC LIMITED COMPANY OR ELAN FINANCE CORP. SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED

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STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. S-1	Principal Amount $465,000,000
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto
CUSIP NO. 284138 AE 4
ISIN NO. US284138AE41
     Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland, and Elan Finance Corp., a Delaware corporation, as joint and several obligors promise to pay to Cede & Co., or its registered assigns the principal sum of Four Hundred Sixty-Five Million Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on December 1, 2013.

Interest Payment Dates:	June 1 and December 1, commencing on June 1, 2007

Record Dates:	May 15 and November 15
     All amounts will be payable in United States dollars.
     Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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Additional provisions of this Note are set forth on the other side of this Note,

ELAN FINANCE PUBLIC LIMITED COMPANY
By:	/s/ William F. Daniel
	Name:	William F. Daniel
	Title:	Director

Attest:
By:	/s/ Shane Cooke
	Name:	Shane Cooke
	Title:	Director

ELAN FINANCE CORP.
By:	/s/ John L. Donahue
	Name:	John L. Donahue
	Title:	Vice President and Secretary

Attest:
By:	/s/ Maureen Mukai
	Name:	Maureen Mukai
	Title:	Vice President and Director

TRUSTEE’S CERTIFICATE OF
   AUTHENTICATION
The Bank of New York,
as Trustee, certifies that this is
one of the Notes referred to in
the Indenture.

By:	/s/ Peter Howard, Vice President	Date: 22/11/06

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REVERSE OF NOTE
8.875% Senior Fixed Rate Notes due 2013
1. Interest
     Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland (such public limited company and its successors and assigns under the Indenture hereinafter referred to, “Elan Finance”), and Elan Finance Corp., a Delaware corporation (such corporation, and its successors and assigns under such Indenture, “Elan Corp.”, and together with Elan Finance, the “Issuers”), as joint and several obligors, promise to pay interest on the principal amount of this Note at the rate per annum shown above.
     The Issuers will pay interest semiannually in arrears on each Interest Payment Date of each year commencing June 1, 2007. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including November 22, 2006. The Issuers shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate shown on this Note, as provided in the Indenture.
     All payments made by the Issuers in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Issuers will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.
2. Method of Payment
     Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuers will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes, at the close of business on May 15 and November 15, respectively, immediately preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Legal Tender.
     Payment in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Issuers will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each registered Holder of Notes which are Certificated Notes thereof; provided, however, that payments on the

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Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
     Initially, The Bank of New York (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. Either Issuer or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.
4. Indenture
     The Issuers issued the Notes under an Indenture, dated as of November 22, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
     The Notes are general unsecured, joint and several, obligations of the Issuers, of which $465,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuers may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture.
     The Indenture imposes certain limitations on, among other things, the ability of the Issuers, the Company, the Subsidiary Note Guarantors and certain Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, designate Unrestricted Subsidiaries, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets.
     To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company and the Subsidiary Note Guarantors have unconditionally guaranteed (and each future Material Restricted Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the Indenture. Each Note Guarantee will be subject to release as provided in the Indenture. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the

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maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under federal or state law or the law of the jurisdiction of formation or incorporation of such Note Guarantor.
5. Redemption
     Optional Redemption. Except as stated below, the Issuers may not redeem the Notes prior to December 1, 2010. On and after December 1, 2010 the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on December 1 of any year set forth below:

Year	Percentage
2010	104.438%

2011	102.219%

2012 and thereafter	100.000%
     Make Whole Redemption. At any time prior to December 1, 2010, the Notes may also be redeemed by the Issuers or any other Person designated by the Issuers in whole but not in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Fixed Rate Premium as of, and accrued but unpaid interest, if any, to the date of redemption. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 and not more than 60 days prior to the redemption date. The Issuers may provide in such notice that payment of such price and performance of the Issuers’ obligations with respect to such redemption or purchase may be performed by another person.
     “Applicable Fixed Rate Premium” means, with respect to a Fixed Rate Note at any redemption date, the greater of:
     (a) 1.0% of the principal amount of such Fixed Rate Note; and
     (b) the excess of:
     (1) the present value at such redemption date of:

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     (x) the redemption price of such Fixed Rate Note on December 1, 2010 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus
     (y) all required remaining scheduled interest payments due on such Fixed Rate Note through December 1, 2010, other than accrued interest to such redemption date, computed using a discount rate equal to the Treasury Rate plus 50 basis points per annum discounted on a semi-annual bond equivalent basis, over
     (2) the principal amount of such Fixed Rate Note on such redemption date.
     Calculation of the Applicable Fixed Rate Premium will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate and will not be a duty or obligation of the Trustee.
     “Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 1, 2010; provided that if the period from such redemption date to December 1, 2010 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to December 1, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     Optional Redemption upon Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, after February 23, 2008 and on or prior to December 1, 2009, the Issuers or the Company may, at its option, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, redeem in the aggregate up to 35% of the aggregate principal amount of the Fixed Rate Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon through the redemption date; provided that:
     (i) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Fixed Rate Notes issued under the Indenture remains outstanding; and
     (ii) the Issuers make such redemption not more than 90 days after the consummation of such Equity Offering.

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     Tax Redemption
     The Notes are redeemable for cash at the Issuers’ option prior to their maturity in the event of certain changes in the tax laws of a Taxing Jurisdiction after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the date on which that Successor Person became such pursuant to applicable provisions of the Indenture (such date, a “Successor Date”), provided such changes in tax laws were not announced on or prior to such Successor Date) as specified below. If, as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) and treaties of a Taxing Jurisdiction, or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or any action taken by a taxing authority which action is generally applied or is taken with respect to the Issuers or the Company), which change, amendment, application or interpretation is proposed and becomes effective on or after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the Successor Date, provided such changes in tax laws were not announced on or prior to such Successor Date), the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person has or would become obligated to pay to the Holder of any Notes Additional Amounts, and such obligations cannot be avoided by the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person, as applicable, taking commercially reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) available to it, then the Issuers may, at their option, redeem the Notes in whole but not in part, upon not less than 30 days’ and not more than 90 days’ notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Notes’ aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on such Notes, to but excluding the redemption date.
     For the avoidance of doubt, the Notes shall not be redeemable under this paragraph because the Notes have not been listed or fail to remain listed on the Irish Stock Exchange, unless such failure is caused by a change in tax law that otherwise could serve as a basis for redemption of the Notes under this Tax Redemption provision.
     Optional Redemption and Repurchase Procedures
     In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate. If a partial redemption is made in accordance with the section “Optional Redemption upon Equity Offerings” above, selection of the Notes or portions thereof for redemption will, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless the method is otherwise prohibited. No Notes in a principal amount of $75,000 or less may be redeemed in part and Notes in a principal amount in excess of $75,000 may be redeemed in part in multiples of $1,000 in excess thereof only.

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     If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).
     On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuers or any other Person, such Notes will be cancelled.
     In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
     Acquisition of Notes
     The Issuers and the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.
6. Repurchase Provisions
     Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Issuers purchase all or a portion (in integral multiples of $1,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Issuers must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.
     Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Issuers will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.
7. Denominations; Transfer; Exchange
     The Notes are issuable only without coupons, and only in denominations of principal amount of $75,000 and any integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a

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Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.
8. Persons Deemed Owners
     The registered Holder of this Note may be treated as the owner for all purposes.
9. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
10. Discharge Prior to Redemption or Maturity
     Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then-Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then-Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of Certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.
12. Defaults and Remedies
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable

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immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13. Trustee Dealings with the Issuers
     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
     No incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Issuers, the Company or any Subsidiary Note Guarantor will have any liability for any obligations of the Issuers under the Notes or the Indenture, the Company under the Elan Note Guarantee or the Indenture or any Subsidiary Note Guarantor under its Subsidiary Note Guarantee or the Indenture for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes, the Elan Note Guarantee and the Subsidiary Note Guarantees. The waiver may not be effective to waive liabilities under the U.S. federal securities laws. It is the view of the Commission that this type of waiver is against public policy.
15. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

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17. CUSIP or ISIN Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP or ISIN numbers to be printed on the Notes and have directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
19. Currency of Account; Conversion of Currency.
     U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Issuers and the Note Guarantors under or in connection with the Notes or the Indenture, including damages. The Issuers and the Note Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.
20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
     The Issuers and the Note Guarantors have agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. The Issuers and the Note Guarantors have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Issuers and the Note Guarantors have appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. To the extent that any of the Issuers and the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Issuers and the Note Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.
     The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

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Elan Finance public limited company
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer
Elan Finance Corp.
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer

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Schedule A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
     The following increases or decreases in this Global Note have been made:

	Amount of		Principal
	decrease in	Amount of	Amount of this
	Principal	increase in	Global Note	Signature of
	Amount of	Principal	following such	authorized
Date of	this Global	Amount of this	decrease or	signatory of
Exchange	Note	Global Note	increase	Trustee

A-1

ELAN FINANCE PUBLIC LIMITED COMPANY
ELAN FINANCE CORP.
REGULATION S GLOBAL SENIOR FLOATING RATE NOTES DUE 2013
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
THIS NOTE AND THE GUARANTEES ON THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THE NOTES AND THE GUARANTEES ON THE NOTES WERE ISSUED. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ELAN FINANCE PUBLIC LIMITED COMPANY, ELAN FINANCE CORP., ELAN CORPORATION, PLC OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ELAN FINANCE PUBLIC LIMITED COMPANY OR ELAN FINANCE CORP. SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED

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STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. S-3	Principal Amount $19,000,000

as revised by the Schedule of Increases and
Decreases in Global Note attached hereto

CUSIP NO. G29543 AD 0
ISIN NO. USG29543AD00
          Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland, and Elan Finance Corp., a Delaware corporation, as joint and several obligors promise to pay to Cede & Co., or its registered assigns, the principal sum of Nineteen Million Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on December 1, 2013.

Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing on March 1, 2007

Record Dates:	February 15, May 15, August 15 and November 15
          All amounts will be payable in United States dollars.
          Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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          Additional provisions of this Note are set forth on the other side of this Note,

ELAN FINANCE PUBLIC LIMITED COMPANY

By:	/s/ William F. Daniel
Name: William F. Daniel
Title: Director

Attest:

By:	/s/ Shane Cooke

Name: Shane Cooke
Title: Director

ELAN FINANCE CORP.

By:	/s/ John L. Donahue

Name: John L. Donahue
Title: Vice President and Secretary

Attest:

By:	/s/ Maureen Mukai

Name: Maureen Mukai
Title: Vice President and Director
TRUSTEE’S CERTIFICATE OF
     AUTHENTICATION
The Bank of New York,
as Trustee, certifies that this is
one of the Notes referred to in
the Indenture.

By:	/s/ Peter Howard, Vice President	Date:	22/11/06

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REVERSE OF NOTE
Senior Floating Rate Notes due 2013
1. Interest
          Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland (such public limited company and its successors and assigns under the Indenture hereinafter referred to, “Elan Finance”), and Elan Finance Corp., a Delaware corporation (such corporation, and its successors and assigns under such Indenture, “Elan Corp.”, and together with Elan Finance, the “Issuers”), as joint and several obligors, promise to pay interest on the principal amount of this Note at the rate stated below.
          The Issuers will pay interest quarterly in arrears on each Interest Payment Date of each year commencing on March 1, 2007. Interest on the Notes will accrue at a floating rate per annum, reset quarterly, equal to Three-Month LIBOR determined for the relevant interest period plus 4.125% (412.5 basis points). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 22, 2006.
Determination of Floating Interest Rate
          As long as any Notes are outstanding, the Issuers will maintain a calculation agent for calculating the interest rates on the floating rate notes. The Issuers have initially appointed the Trustee to serve as the calculation agent.
          The calculation agent will reset the rate of interest on the Notes on each interest payment date. The interest rate set for the Notes on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including an interest reset date to but excluding the next interest reset date or until the maturity date of the Notes, as the case may be, with the exception that the first interest period will be the period from and including the Issue Date to but excluding the first interest payment date.
          The calculation agent will determine the interest rate applicable to the Notes on the interest determination date, which will be the second London Banking Day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. The initial interest determination date will be November 22, 2006 for the first interest period commencing on the Issue Date and ending on February 28, 2007.
          “London Banking Day” means a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.
          The calculation agent will determine the applicable Three-Month LIBOR rate, according to the following provisions:

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          The Three-Month LIBOR rate (expressed as a percentage per annum), will be the offered rate for three-month deposits, in U.S. dollars beginning on the second London Banking Day after the interest determination date as it appears on page 3750 of Moneyline Telerate (or a replacement or successor page on that service or a successor service for the purpose of displaying the London interbank offered rates of major banks) (“Telerate Page”) at approximately 11:00 a.m., London time, on the interest determination date.
          If the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, on the interest determination date, then the Three-Month LIBOR rate will be the arithmetic mean of the offered rates (in each case, expressed as a percentage per annum) for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as those rates appear on the “LIBO” page of the Reuters Monitor Money Rates Service (or a replacement or successor page or service) (“Reuters Screen LIBO Page”) at approximately 11:00 a.m., London time, on the interest determination date, but only if at least two offered rates appear on that page.
          If, on the interest determination date, both (1) the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, and (2) fewer than two offered rates appear on the Reuters Screen LIBO Page, then the calculation agent will determine LIBOR as follows:
          (i) The calculation agent will select the principal London offices of four major banks in the London interbank market. The calculation agent will then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum) beginning on the second London Banking Day after the interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotes will be for deposits of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time.
          (ii) If at least two of these banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.
          (iii) If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 11:00 a.m., New York time, on the interest determination date, quotations of their rates of interest for three-month loans, with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum), in U.S. dollars to leading European banks, beginning on the second London Banking Day after the interest determination date. These quotes will be for loans of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time. If the calculation agent receives at least two of these quotations, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.
          (iii) If none of these banks provide a quotation as mentioned, the rate of interest will be the interest rate in effect on the interest determination date.

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          The interest rate payable on the notes will not be higher than the maximum rate permitted by New York state law as modified by U.S. law of general application.
          The calculation agent will publish the interest period, the interest payment date, the interest rate for the interest period, and the amount of interest to be paid on the notes for each interest period in the manner for giving notice to holders of the notes described below. The calculations of the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Notes.
          The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each interest period will be calculated by adding the Daily Interest Amounts for each day in the relevant interest period.
          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate shown on this Note, as provided in the Indenture.
          All payments made by the Issuers in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Issuers will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.
2. Method of Payment
          Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuers will pay interest quarterly in arrears on each March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2007. Payments will be made to the Persons who are registered Holders of Notes at the close of business on February 15, May 15, August 15 and November 15, respectively, immediately preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Legal Tender.
          Payment in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Issuers will make all payments in respect of a Certificated Note

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(including principal and interest) by mailing a check to the registered address of each registered Holder of Notes which are Certificated Notes thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, The Bank of New York (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. Either Issuer or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.
4. Indenture
          The Issuers issued the Notes under an Indenture, dated as of November 22, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
          The Notes are general unsecured, joint and several, obligations of the Issuers, of which $19,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuers may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture.
          The Indenture imposes certain limitations on, among other things, the ability of the Issuers, the Company, the Subsidiary Note Guarantors and certain Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, designate Unrestricted Subsidiaries, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets.
          To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company and the Subsidiary Note Guarantors have unconditionally guaranteed (and each future Material Restricted Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the

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Indenture. Each Note Guarantee will be subject to release as provided in the Indenture. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under federal or state law or the law of the jurisdiction of formation or incorporation of such Note Guarantor.
5. Redemption
          Optional Redemption. Except as stated below, the Issuers may not redeem the Notes prior to December 1, 2008. On and after December 1, 2008, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon not less than 30 days’, and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Percentage
2008	102.000%

2009	101.000%

2010 and thereafter	100.000%
          Make Whole Redemption. At any time prior to December 1, 2008, the Notes may also be redeemed by the Issuers or any other Person designated by the Issuers in whole but not in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Floating Rate Premium as of, and accrued but unpaid interest, if any, to the date of redemption. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 and not more than 60 days prior to the redemption date. The Issuers may provide in such notice that payment of such price and performance of the Issuers’ obligations with respect to such redemption or purchase may be performed by another person.
          “Applicable Floating Rate Premium” means, with respect to a Floating Rate Note at any redemption date, the greater of:
          (a) 1.0% of the principal amount of such Floating Rate Note; and
          (b) the excess of:
          (1) the present value at such redemption date of:

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          (x) the redemption price of such Floating Rate Note on December 1, 2008 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus
          (y) all required remaining scheduled interest payments due on such Floating Rate Note through December 1, 2008, other than accrued interest to such redemption date based on the Three-Month LIBOR rate in effect on such redemption date, computed using a discount rate equal to the Three-Month LIBOR rate in effect on such redemption date plus 50 basis points per annum discounted on a quarterly bond equivalent basis, over
          (2) the principal amount of such Floating Rate Note on such redemption date.
          Calculation of the Applicable Floating Rate Premium will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate and will not be a duty or obligation of the Trustee.
          Optional Redemption upon Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, after February 23, 2008 and on or prior to December 1, 2009, the Issuers or the Company may, at its option, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, redeem in the aggregate up to 35% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest thereon through the redemption date; provided that:
          (i) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture remains outstanding; and
          (ii) the Issuers make such redemption not more than 90 days after the consummation of such Equity Offering.
          Tax Redemption
          The Notes are redeemable for cash at the Issuers’ option prior to their maturity in the event of certain changes in the tax laws of a Taxing Jurisdiction after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the date on which that Successor Person became such pursuant to applicable provisions of the Indenture (such date, a “Successor Date”), provided such changes in tax laws were not announced on or prior to such Successor Date) as specified below. If, as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) and treaties of a Taxing Jurisdiction, or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or any action taken by a taxing authority which action is generally applied or is taken with respect to the Issuers or the Company), which change, amendment, application or interpretation is proposed

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and becomes effective on or after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the Successor Date, provided such changes in tax laws were not announced on or prior to such Successor Date), the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person has or would become obligated to pay to the Holder of any Notes Additional Amounts, and such obligations cannot be avoided by the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person, as applicable, taking commercially reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) available to it, then the Issuers may, at their option, redeem the Notes in whole but not in part, upon not less than 30 days’ and not more than 90 days’ notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Notes’ aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on such Notes, to but excluding the redemption date.
          For the avoidance of doubt, the Notes shall not be redeemable under this paragraph because the Notes have not been listed or fail to remain listed on the Irish Stock Exchange, unless such failure is caused by a change in tax law that otherwise could serve as a basis for redemption of the Notes under this Tax Redemption provision.
          Optional Redemption and Repurchase Procedures
          In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate. If a partial redemption is made in accordance with the section “Optional Redemption upon Equity Offerings” above, selection of the Notes or portions thereof for redemption will, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless the method is otherwise prohibited. No Notes in a principal amount of $75,000 or less may be redeemed in part and Notes in a principal amount in excess of $75,000 may be redeemed in part in multiples of $1,000 in excess thereof only.
          If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).
          On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuers or any other Person, such Notes will be cancelled.
          In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the

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Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
          Acquisition of Notes
          The Issuers and the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.
6. Repurchase Provisions
          Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Issuers purchase all or a portion (equal to $75,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Issuers must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.
          Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Issuers will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.
7. Denominations; Transfer; Exchange
          The Notes are issuable only without coupons, and only in denominations of principal amount of $75,000 and any integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.
8. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner for all purposes.

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9. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
10. Discharge Prior to Redemption or Maturity
          Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then-Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then-Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of Certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.
12. Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

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13. Trustee Dealings with the Issuers
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
          No incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Issuers, the Company or any Subsidiary Note Guarantor will have any liability for any obligations of the Issuers under the Notes or the Indenture, the Company under the Elan Note Guarantee or the Indenture or any Subsidiary Note Guarantor under its Subsidiary Note Guarantee or the Indenture for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes, the Elan Note Guarantee and the Subsidiary Note Guarantees. The waiver may not be effective to waive liabilities under the U.S. federal securities laws. It is the view of the Commission that this type of waiver is against public policy.
15. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
17. CUSIP or ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP or ISIN numbers to be printed on the Notes and have directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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19. Currency of Account; Conversion of Currency.
          U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Issuers and the Note Guarantors under or in connection with the Notes or the Indenture, including damages. The Issuers and the Note Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.
20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
          The Issuers and the Note Guarantors have agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. The Issuers and the Note Guarantors have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Issuers and the Note Guarantors have appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. To the extent that any of the Issuers and the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Issuers and the Note Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.
          The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Elan Finance public limited company
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer
Elan Finance Corp.
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer

11

Schedule A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of		Principal
	decrease in	Amount of	Amount of this
	Principal	increase in	Global Note	Signature of
	Amount of	Principal	following such	authorized
Date of	this Global	Amount of this	decrease or	signatory of
Exchange	Note	Global Note	increase	Trustee

A-1

ELAN FINANCE PUBLIC LIMITED COMPANY
ELAN FINANCE CORP.
RESTRICTED GLOBAL SENIOR FLOATING RATE NOTES DUE 2013
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
THIS NOTE AND THE GUARANTEES ON THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THE NOTES AND THE GUARANTEES ON THE NOTES WERE ISSUED. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ELAN FINANCE PUBLIC LIMITED COMPANY, ELAN FINANCE CORP., ELAN CORPORATION, PLC OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ELAN FINANCE PUBLIC LIMITED COMPANY OR ELAN FINANCE CORP. SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED

1

STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

No. S-2	Principal Amount $131,000,000

as revised by the Schedule of Increases and
Decreases in Global Note attached hereto

CUSIP NO. 284138 AF 1
ISIN NO. US284138AF16
          Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland, and Elan Finance Corp., a Delaware corporation, as joint and several obligors promise to pay to Cede & Co., or its registered assigns the principal sum of One Hundred Thirty-One Million Dollars, as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on December 1, 2013.

Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing on March 1, 2007

Record Dates:	February 15, May 15, August 15 and November 15
          All amounts will be payable in United States dollars.
          Unless the certificate of authentication hereof has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

          Additional provisions of this Note are set forth on the other side of this Note,

ELAN FINANCE PUBLIC LIMITED COMPANY

By:	/s/ William F. Daniel
Name: William F. Daniel
Title: Director

Attest:

By:	/s/ Shane Cooke

Name: Shane Cooke
Title: Director

ELAN FINANCE CORP.

By:	John L. Donahue

Name: John L. Donahue
Title: Vice President and Secretary

Attest:

By:	/s/ Maureen Mukai

Name: Maureen Mukai
Title: Vice President and Treasurer
TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION
The Bank of New York,
as Trustee, certifies that this is
one of the Notes referred to in
the Indenture.

By:	/s/ Peter Howard, Vice President	Date:	22/11/06

3

REVERSE OF NOTE
Senior Floating Rate Notes due 2013
1. Interest
          Elan Finance public limited company, a public limited company incorporated and registered under the laws of Ireland (such public limited company and its successors and assigns under the Indenture hereinafter referred to, “Elan Finance”), and Elan Finance Corp., a Delaware corporation (such corporation, and its successors and assigns under such Indenture, “Elan Corp.”, and together with Elan Finance, the “Issuers”), as joint and several obligors, promise to pay interest on the principal amount of this Note at the rate stated below.
          The Issuers will pay interest quarterly in arrears on each Interest Payment Date of each year commencing on March 1, 2007. Interest on the Notes will accrue at a floating rate per annum, reset quarterly, equal to Three-Month LIBOR determined for the relevant interest period plus 4.125% (412.5 basis points). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including November 22, 2006.
Determination of Floating Interest Rate
          As long as any Notes are outstanding, the Issuers will maintain a calculation agent for calculating the interest rates on the floating rate notes. The Issuers have initially appointed the Trustee to serve as the calculation agent.
          The calculation agent will reset the rate of interest on the Notes on each interest payment date. The interest rate set for the Notes on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including an interest reset date to but excluding the next interest reset date or until the maturity date of the Notes, as the case may be, with the exception that the first interest period will be the period from and including the Issue Date to but excluding the first interest payment date.
     The calculation agent will determine the interest rate applicable to the Notes on the interest determination date, which will be the second London Banking Day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. The initial interest determination date will be November 22, 2006 for the first interest period commencing on the Issue Date and ending on February 28, 2007.
          “London Banking Day” means a day on which commercial banks are open for dealings in U.S. dollar deposits in the London interbank market.
          The calculation agent will determine the applicable Three-Month LIBOR rate, according to the following provisions:

          The Three-Month LIBOR rate (expressed as a percentage per annum), will be the offered rate for three-month deposits, in U.S. dollars beginning on the second London Banking Day after the interest determination date as it appears on page 3750 of Moneyline Telerate (or a replacement or successor page on that service or a successor service for the purpose of displaying the London interbank offered rates of major banks) (“Telerate Page”) at approximately 11:00 a.m., London time, on the interest determination date.
          If the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, on the interest determination date, then the Three-Month LIBOR rate will be the arithmetic mean of the offered rates (in each case, expressed as a percentage per annum) for three-month deposits in U.S. dollars beginning on the second London Banking Day after the interest determination date as those rates appear on the “LIBO” page of the Reuters Monitor Money Rates Service (or a replacement or successor page or service) (“Reuters Screen LIBO Page”) at approximately 11:00 a.m., London time, on the interest determination date, but only if at least two offered rates appear on that page.
          If, on the interest determination date, both (1) the Three-Month LIBOR rate does not appear on the indicated Telerate Page, or if that Telerate Page is unavailable, and (2) fewer than two offered rates appear on the Reuters Screen LIBO Page, then the calculation agent will determine LIBOR as follows:
          (i) The calculation agent will select the principal London offices of four major banks in the London interbank market. The calculation agent will then request each bank to provide its offered quotation of its rate of interest for deposits in U.S. dollars with a three-month maturity with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum) beginning on the second London Banking Day after the interest determination date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotes will be for deposits of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time.
          (ii) If at least two of these banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.
          (iii) If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 11:00 a.m., New York time, on the interest determination date, quotations of their rates of interest for three-month loans, with respect to the determination of Three-Month LIBOR (expressed as a percentage per annum), in U.S. dollars to leading European banks, beginning on the second London Banking Day after the interest determination date. These quotes will be for loans of at least $1,000,000 and in a principal amount that is representative of a single transaction in U.S. dollars in the market at that time. If the calculation agent receives at least two of these quotations, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.
          (iii) If none of these banks provide a quotation as mentioned, the rate of interest will be the interest rate in effect on the interest determination date.

          The interest rate payable on the notes will not be higher than the maximum rate permitted by New York state law as modified by U.S. law of general application.
          The calculation agent will publish the interest period, the interest payment date, the interest rate for the interest period, and the amount of interest to be paid on the notes for each interest period in the manner for giving notice to holders of the notes described below. The calculations of the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Notes.
          The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each interest period will be calculated by adding the Daily Interest Amounts for each day in the relevant interest period.
          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).
          The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the rate shown on this Note, as provided in the Indenture.
          All payments made by the Issuers in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Issuers will pay to each Holder of the Notes Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.
2. Method of Payment
          Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuers will pay interest quarterly in arrears on each March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2007. Payments will be made to the Persons who are registered Holders of Notes at the close of business on February 15, May 15, August 15 and November 15, respectively, immediately preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in U.S. Legal Tender.
          Payment in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Issuers will make all payments in respect of a Certificated Note

(including principal and interest) by mailing a check to the registered address of each registered Holder of Notes which are Certificated Notes thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
3. Paying Agent and Registrar
          Initially, The Bank of New York (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. Either Issuer or any Note Guarantor may act as Paying Agent, Registrar or co-Registrar.
4. Indenture
          The Issuers issued the Notes under an Indenture, dated as of November 22, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Issuers, the Note Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
          The Notes are general unsecured, joint and several, obligations of the Issuers, of which $131,000,000 in aggregate principal amount will be initially issued on the Issue Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuers may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture.
          The Indenture imposes certain limitations on, among other things, the ability of the Issuers, the Company, the Subsidiary Note Guarantors and certain Restricted Subsidiaries to: Incur Indebtedness, make Restricted Payments, incur Liens, make Asset Sales, designate Unrestricted Subsidiaries, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Restricted Subsidiaries’ assets.
          To guarantee the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company and the Subsidiary Note Guarantors have unconditionally guaranteed (and each future Material Restricted Subsidiary will unconditionally guarantee), jointly and severally, such obligations pursuant to the terms of the

Indenture. Each Note Guarantee will be subject to release as provided in the Indenture. The obligations of each Note Guarantor in respect of its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Note Guarantor under its Note Guarantee not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under federal or state law or the law of the jurisdiction of formation or incorporation of such Note Guarantor.
5. Redemption
          Optional Redemption. Except as stated below, the Issuers may not redeem the Notes prior to December 1, 2008. On and after December 1, 2008, the Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon not less than 30 days’, and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period commencing on November 15 of any year set forth below:

Year	Percentage
2008	102.000%

2009	101.000%

2010 and thereafter	100.000%
          Make Whole Redemption. At any time prior to December 1, 2008, the Notes may also be redeemed by the Issuers or any other Person designated by the Issuers in whole but not in part, at the Issuers’ option, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Floating Rate Premium as of, and accrued but unpaid interest, if any, to the date of redemption. Such redemption may be made upon notice mailed by first-class mail to each Holder’s registered address, not less than 30 and not more than 60 days prior to the redemption date. The Issuers may provide in such notice that payment of such price and performance of the Issuers’ obligations with respect to such redemption or purchase may be performed by another person.
          “Applicable Floating Rate Premium” means, with respect to a Floating Rate Note at any redemption date, the greater of:
          (a) 1.0% of the principal amount of such Floating Rate Note; and
          (b) the excess of:
          (1) the present value at such redemption date of:

          (x) the redemption price of such Floating Rate Note on December 1, 2008 (such redemption price being that described in the first paragraph of this “Optional Redemption” section) plus
          (y) all required remaining scheduled interest payments due on such Floating Rate Note through December 1, 2008, other than accrued interest to such redemption date based on the Three-Month LIBOR rate in effect on such redemption date, computed using a discount rate equal to the Three-Month LIBOR rate in effect on such redemption date plus 50 basis points per annum discounted on a quarterly bond equivalent basis, over
          (2) the principal amount of such Floating Rate Note on such redemption date.
          Calculation of the Applicable Floating Rate Premium will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate and will not be a duty or obligation of the Trustee.
          Optional Redemption upon Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, after February 23, 2008 and on or prior to December 1, 2009, the Issuers or the Company may, at its option, upon not less than 30 days’ and not more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, redeem in the aggregate up to 35% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Floating Rate Notes applicable on the date on which notice of redemption is given, plus accrued and unpaid interest thereon through the redemption date; provided that:
          (i) after giving effect to any such redemption at least 65% of the aggregate principal amount of the Floating Rate Notes issued under the Indenture remains outstanding; and
          (ii) the Issuers make such redemption not more than 90 days after the consummation of such Equity Offering.
          Tax Redemption
          The Notes are redeemable for cash at the Issuers’ option prior to their maturity in the event of certain changes in the tax laws of a Taxing Jurisdiction after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the date on which that Successor Person became such pursuant to applicable provisions of the Indenture (such date, a “Successor Date”), provided such changes in tax laws were not announced on or prior to such Successor Date) as specified below. If, as a result of any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) and treaties of a Taxing Jurisdiction, or any amendment to or change in any official position concerning the interpretation, administration or application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or any action taken by a taxing authority which action is generally applied or is taken with respect to the Issuers or the Company), which change, amendment, application or interpretation is proposed and becomes effective on or after the date of issuance of the Notes (or, in the case of Additional Amounts payable by a Successor Person, after six months after the Successor Date, provided such changes in tax laws were not announced on or prior to such Successor Date), the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person has or would become obligated to pay to the Holder of any Notes Additional Amounts, and such obligations cannot be avoided by the Issuers, the Company, the Subsidiary Note Guarantors or a Successor Person, as applicable, taking commercially reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) available to it, then the Issuers may, at their option, redeem the Notes in whole but not in part, upon not less than 30 days’ and not more than 90 days’ notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Notes’ aggregate principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, on such Notes, to but excluding the redemption date.
          For the avoidance of doubt, the Notes shall not be redeemable under this paragraph because the Notes have not been listed or fail to remain listed on the Irish Stock Exchange, unless such failure is caused by a change in tax law that otherwise could serve as a basis for redemption of the Notes under this Tax Redemption provision.
          Optional Redemption and Repurchase Procedures
          In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method as the Trustee deems fair and appropriate. If a partial redemption is made in accordance with the section “Optional Redemption upon Equity Offerings” above, selection of the Notes or portions thereof for redemption will, subject to the preceding sentence, be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of DTC), unless the method is otherwise prohibited. No Notes in a principal amount of $75,000 or less may be redeemed in part and Notes in a principal amount in excess of $75,000 may be redeemed in part in multiples of $1,000 in excess thereof only.
          If Notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).
          On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Issuers or any other Person, such Notes will be cancelled.
          In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the

Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.
          Acquisition of Notes
          The Issuers and the Company may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.
6. Repurchase Provisions
          Change Of Control Offer. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Issuers purchase all or a portion (equal to $75,000 or an integral multiple of $1,000 in excess thereof) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Issuers must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.
          Asset Sale Offer. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to make Asset Sales. In the event the proceeds from a permitted Asset Sale exceed certain amounts and are not applied as specified in the Indenture, the Issuers will be required to make an Asset Sale Offer to purchase to the extent of such remaining proceeds each Holder’s Notes together with holders of certain other Indebtedness at 100% of the principal amount thereof, plus accrued interest (if any) to the Asset Sale Offer Payment Date, as more fully set forth in the Indenture.
7. Denominations; Transfer; Exchange
          The Notes are issuable only without coupons, and only in denominations of principal amount of $75,000 and any integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.
8. Persons Deemed Owners
          The registered Holder of this Note may be treated as the owner for all purposes.

9. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.
10. Discharge Prior to Redemption or Maturity
          Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then-Outstanding Notes and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then-Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of Certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers, or to comply with any request of the Commission in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder, or to provide for the issuance of Exchange Notes or Additional Notes.
12. Defaults and Remedies
          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Issuers
          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
14. No Recourse Against Others
          No incorporator, director, officer, employee, shareholder or controlling Person, as such, of the Issuers, the Company or any Subsidiary Note Guarantor will have any liability for any obligations of the Issuers under the Notes or the Indenture, the Company under the Elan Note Guarantee or the Indenture or any Subsidiary Note Guarantor under its Subsidiary Note Guarantee or the Indenture for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes, the Elan Note Guarantee and the Subsidiary Note Guarantees. The waiver may not be effective to waive liabilities under the U.S. federal securities laws. It is the view of the Commission that this type of waiver is against public policy.
15. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
17. CUSIP or ISIN Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP or ISIN numbers to be printed on the Notes and have directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18. Governing Law
          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Currency of Account; Conversion of Currency.
          U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Issuers and the Note Guarantors under or in connection with the Notes or the Indenture, including damages. The Issuers and the Note Guarantors will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.
20. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
          The Issuers and the Note Guarantors have agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. The Issuers and the Note Guarantors have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Issuers and the Note Guarantors have appointed CT Corporation, 111 Eighth Avenue, New York, New York 10011as each of their authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in Borough of Manhattan, The City of New York, New York. To the extent that any of the Issuers and the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to themselves or any of their property, the Issuers and the Note Guarantors have irrevocably waived and agreed not to plead or claim such immunity in respect of their obligations under the Indenture or the Notes.
          The Issuers will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Elan Finance public limited company
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer
Elan Finance Corp.
c/o Elan Corporation, plc
Treasury Building
Lower Grand Canal Street
Dublin 2, Ireland
Attention: Chief Financial Officer

Schedule A
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of		Principal Amount
	decrease in	Amount of	Amount of this
	Principal	increase in	Global Note	Signature of
	Amount of	Principal	following such	authorized
Date of	this Global	Amount of this	decrease or	signatory of
Exchange	Note	Global Note	increase	Trustee

A-1